EXHIBIT 23.3

CONSENT OF REX BRYAN

The undersigned, Rex Bryan, hereby states as follows:

I, Rex Bryan, assisted with the preparation of the “NI 43-101 Technical Report, Mt. Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” effective date May 29, 2013, issue date June 28, 2013, amended & restated date July 7, 2014 for Vista Gold Corp. (the Company”), portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-196527, 333-172826, and 333-184191) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-176792, 333-191505, 333-191507) of the Summary Material concerning the technical report and the reference to my name as set forth above in the Form 10-K.

Date: February 22, 2017	By: /s/ Dr. Rex Bryan

Name: Dr. Rex Bryan